Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into and made effective as of November 3, 2025, by and between DirectBooking Technology Co., Ltd. 直订科技有限公司(f/k/a “Primega Group Holdings Limited”), an exempted company incorporated in the Cayman Islands with limited liability (Nasdaq: ZDAI) (the “Company”), and the purchasers identified on the signature pages hereto (each a “Purchaser”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of, and/or Rule 506(b) of Regulation D and/or Regulation S promulgated under the Securities Act (as defined below), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, in the aggregate of 100,000,000 Shares (as defined below) at a per share purchase price which shall be $0.15 per Share.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Business Day” means any day other than Saturday, Sunday, or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee,” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the consummation of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the third (3rd) Business Day after the date of this Agreement or such other Business Day as may be agreed by the parties on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto pursuant to Section 2.1 and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amounts and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” or “SEC” means the United States Securities and Exchange Commission.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently with this Agreement.

“Exchange Act” or “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean (i) a material adverse effect on the legality, validity, or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Documents.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser” shall have the meaning ascribed to such term in the Preamble.

“Registrable Securities” shall have the meaning ascribed to such term in Section 4.8.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the ordinary shares in the share capital of the Company, US$0.00005 par value per ordinary share, each ordinary share entitling the holder to one (1) vote for each ordinary share held.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Shares).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Securities hereunder by such Purchaser, as specified below such Purchaser’s name on one of the signature pages of this Agreement, in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Shares are listed or quoted for trading on the date in question: the NYSE American, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, NY 11598, and any successor transfer agent of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1 Purchase and Sale of the Securities.

(a) Subscription of Securities. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, an aggregate of 100,000,000 Shares a at a price of $0.15 per Share, in the amounts set out on the signature pages hereto by each Purchaser.

(b) Closing. On the Closing Date, each Purchaser shall have delivered to the Company, via wire transfer to the account notified by the Company, immediately available funds equal to each Purchaser’s Subscription Amount executed by the Purchaser, and the Company shall deliver to each Purchaser such number of Shares as determined pursuant to Section 2.2(a); and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at such location as the parties shall mutually agree or shall take place remotely by electronic transfer of the Closing documentation.

2.2 Deliveries.

(a)  On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchasers the following:

(i) this Agreement duly executed by the Company;

(ii) the Company’s wire instructions;

(iii) a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver a statement to each Purchaser evidencing the number of restricted Shares set forth on such Purchaser’s signature page to this Agreement, registered in the name of the Purchaser, or, at the election of the Purchaser, evidence of the issuance of the Purchaser’s Shares hereunder as held in restricted book-entry form by the Transfer Agent and registered in the name of the Purchaser, which evidence shall be reasonably satisfactory to the Purchaser; and

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Purchasers contained herein shall be accurate when made and on the Closing Date (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date);

(ii) all obligations, covenants, and agreements of the Purchasers required to be performed at or prior to the Closing Date shall have been performed;

(iii) each Purchase shall have delivered the items set forth in Section 2.2(b) of this Agreement; and

(iv) each Purchaser shall have delivered to the Company an executed Investor Representation Letter substantially in the form attached hereto as Exhibit A.

(b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the representations and warranties of the Company contained herein shall be accurate when made and on the Closing Date (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have delivered the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Purchasers that as of the Closing Date: (i) the Company is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) the Company is duly qualified as a corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) the Company has registered the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken; (v) this Agreement and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vi) the Shares have been duly authorized for issuance and, when the Shares are fully paid pursuant to this Agreement (at a price not being less than the aggregate par value), are validly issued, fully paid and non-assessable and will not be subject to the preemptive rights of any holders of any security of the Company; (vii) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s constitutional documents, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (viii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to the Purchasers or the entering into of the Transaction Documents; (ix) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (x) during the last twelve (12) months, Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (xi) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xii) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xiii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiv) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each Purchaser, Purchasers’ employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xvi) neither the Purchasers nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, the Company is not relying on any representation, warranty, covenant or promise of the Purchasers or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvii) Company has notified Nasdaq of its intention to be subject to the home country practice of the Cayman Islands, has made all applicable filings with the SEC with respect to relying on home country practice and thus Nasdaq Listing Rule 5635(d) does not apply to Company; (xviii) Company has consulted with counsel and conducted its own due diligence, and understands that each of the Purchaser is not registered as a ‘dealer’ under the 1934 Act; and (xix) Company has performed due diligence and background research on the Purchasers and its affiliates and has received and reviewed the due diligence packet provide by the Purchasers. Company, being aware of the matters and legal issues described in subsections (xviii) and (xix) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows (unless a representation or warranty is stated therein to be made as of a specific date, in which case it shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company, or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company, or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands and agrees that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for his, her, or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, and the Purchaser has no direct or indirect arrangement or understandings with any other persons regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business. The securities offered hereunder is made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) promulgated under the Securities Act or (iii) not a “U.S. person” as defined in Regulation S promulgated under the Securities Act, not within the United States, and purchasing the Securities in an “offshore transaction” as defined in Regulation S promulgated under the Securities Act. The Company has relied upon and will continue to rely upon the accuracy and completeness of the information provided by the Purchaser in the Confidential Investor Questionnaire, annexed hereto in Exhibit B, without any misstatement or omission, in making the determinations set forth herein. The Purchaser acknowledges and agrees that any misstatement or omission in the Confidential Investor Questionnaire may result in the Company’s reliance being invalid, and that the Purchaser shall indemnify the Company for any losses or liabilities arising from such misstatements or omissions.

(d) Experience of the Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Independent Investment Decision. Such Purchaser understands that nothing in the Transaction Documents or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice, or other communication regarding the Securities published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or as a result of any other general solicitation or general advertisement, nor is such Purchaser purchasing the Securities as a result of any “directed selling efforts” as defined in Regulation S promulgated under the Securities Act.

(g) Access to Information. Such Purchaser acknowledges that he, she, or it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and all filings with the SEC by the Company and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management, and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information as the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents, and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(i) Securities Not Registered; Legends. Such Purchaser acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Purchaser’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Purchaser acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.

Each Purchaser understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION). NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

In addition, the Securities may contain a legend regarding affiliate status of the Purchaser, if applicable.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend, or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities are “restricted securities” and may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company, to an Affiliate of a Purchaser, in accordance with Regulation S, or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) The Purchasers agree to the imprinting, so long as is required by applicable law and regulation, of a legend on any of the Securities in substantially the following form:

“[THIS SECURITY HAS NOT BEEN]/[NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAS BEEN] REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

(c) Certificates or book-entry statements evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof) only (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Purchaser shall cause qualified counsel to issue a legal opinion to the Transfer Agent or the Purchaser if required by the Transfer Agent to effect the removal of the legend hereunder.

4.2 Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities.

4.3 Securities Law Disclosure; Publicity. If required by law, the Company shall file a Current Report on Form 6-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. The Company and the Purchasers shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchasers shall issue any such press release, nor otherwise make any such public statement, without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.3, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Purchaser or his, her, or its agents or counsel with any information that constitutes, or that the Company reasonably believes constitutes, material non-public information, unless prior thereto the Purchaser shall have consented in writing to the receipt of such information and agreed in writing with the Company to keep such information confidential.

4.6 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release described in Section 4.3 or a current report or filing with the SEC. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.3 or current report or filing with the SEC, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.

4.7 Form D. If required by law, the Company agrees to timely file a Form D with the Commission with respect to the Securities as required under Regulation D.

4.8 Registration Rights.

(a) The Company shall no later than forty-five (45) calendar days after the Closing Date, file with the SEC a registration statement registering the resale by the Purchasers of the Securities sold pursuant to this Agreement (“Registrable Securities”), on such form of registration statement as is then available to effect a registration for resale of such securities. The Company shall use commercially reasonable efforts to have such registration statement declared effective by the SEC as soon as reasonably practicable, and shall use commercially reasonable efforts to have the registration statement remain continuously effective until such date on which all such securities have been sold by the Purchasers or their affiliates.

(b) The Company’s obligation to include Registrable Securities in any registration statement or amendment, including a post-effective amendment, shall be subject to the Purchasers furnishing to the Company in writing such information regarding the Purchasers and the distribution of the Purchasers’ Registrable Securities as the Company may reasonably request, including the completion and execution of a customary selling shareholders’ questionnaire. If a Purchaser fails to provide all of the information required by this Section, including but not limited to returning the fully completed selling shareholders’ questionnaire to the Company, not later than the later of (i) five (5) Business Days after delivery to the Subscriber by the Company of the questionnaire or information requested and (ii) five (5) Business Days prior to the anticipated filing date of the Registration Statement, the Company shall have no obligation to include its Registrable Securities in the registration statement or, if the Company has elected in its sole discretion to include such Registrable Securities in the registration statement before it has received such executed questionnaire (which it shall not be required to do), it may withdraw the Purchaser’s Registrable Securities from the registration statement without incurring any liability to the Subscriber in connection therewith. Each Purchaser, by such Purchaser’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser’s election to exclude all of such Purchaser’s Registrable Securities from such registration statement.

ARTICLE V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Company with written notice to the Purchasers, if the Closing has not been consummated on or before November 30, 2025; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes, and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the fourth Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition, or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Purchasers and holders of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.8 Governing Law and Dispute Resolution. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (whether brought against a party hereto or their respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or that such court is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and the Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement and the Transaction Documents, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to such assigning Purchaser.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.

5.13 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.14 Construction. The parties hereto agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations, and other similar transactions of Shares that occur after the date of this Agreement.

5.15 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH OF THE PARTIES KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature pages follow]

[Securities Purchase Agreement – Company Signature Page]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DIRECTBOOKING TECHNOLOGY CO., LTD.		For Notice:

By:		Email: tanyu@primegaghl.com
Name:	Tan Yu	Address: Room 2912, 29/F., New Tech Plaza, 34 Tai Yau Street, San Po Kong Kowloon, Hong Kong
Title:	Chief Executive Officer, Chairman of the Board and Executive Director

[Securities Purchase Agreement – Investor Signature Page]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatory as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount:

Shares:

SCHEDULE 3.1

Schedule of Subsidiaries

Name	Incorporation
Celestial Power Group Limited	British Virgin Islands

Primega Construction Engineering Co., Limited	Hong Kong

Exhibit A

Investor Representation Letter

[Date], 2025

DirectBooking Technology Co., Ltd.

Room 2912, 29/F., New Tech Plaza

34 Tai Yau Street

San Po Kong

Kowloon, Hong Kong

+852 3997 3682

Re: Purchase of Securities of DirectBooking Technology Co., Ltd.

Ladies and Gentlemen:

This Investor Representation Letter (this “Letter”) is delivered by the undersigned (the “Investor”) in connection with the purchase by the Investor of certain securities (the “Securities”) of DirectBooking Technology Co., Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), pursuant to that certain Securities Purchase Agreement dated as of [●], 2025 (the “SPA”). Capitalized terms used but not otherwise defined herein have the meanings given to them in the SPA.

The Investor hereby represents, warrants, and agrees as follows:

a. Independent Decision. The Investor has made its investment decision independently and without reliance upon any communication, advice, information or recommendation by the Company, any of its affiliates or any of their respective directors, officers, employees, representatives or agents.

b. Not Acting in Concert. The Investor is acting solely for its own account in entering into the SPA and is not acting in concert with the Company or any other investor or with any other person in connection with the offer, sale or distribution of the Securities. The Investor has not entered into any agreement, understanding or arrangement, directly or indirectly, with the Company or any affiliate of the Company or any other investor to resell, distribute, transfer or otherwise dispose the Securities.

c. No Affiliate or Control Relationship. The Investor is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Company, does not control, and is not controlled by or under common control with, the Company. The Investor has no current intention to become such an affiliate or to participate in the management, operations or control of the Company.

d. Investment Intent. The Securities are being acquired for the Investor’s own account and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or any applicable securities laws.

e. Independent Advice. The Investor has obtained independent legal, tax, accounting and financial advice as it has deemed necessary and acknowledges that the Company has not provided and is not in the position to provide any such advice.

f. Reliance. The Investor understands that the Company and its counsel are relying upon the truth and accuracy of the foregoing representations in connection with the Company’s compliance with the Securities Act and the regulations and rules, including applicable exemptions, promulgated under the Securities Act.

IN WITNESS WHEREOF, the undersigned has executed this Investor Representation Letter as of the date first written above.

INVESTOR:

Name: ________________________

By: ___________________________

Title: __________________________

Address: _______________________

Exhibit B

Confidential Investor Questionnaire

The Purchaser represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Purchaser comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

If the Purchaser is a “U.S. person” as defined in Rule 902 of Regulation S under the United States Securities Act of 1933, please check one of the categories A through J below. If the Purchaser is not a “U.S. person,” please check Category K.

Category A ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000, or (b) a self-directed retirement account (“Retirement Account”) whose participant’s net worth (or joint net worth with his or her spouse) presently exceeds $1,000,000.

In calculating net worth, (a) the Purchaser’s or his or her spouse’s primary residence shall not be included as an asset, (b) indebtedness that is secured by such person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of Common Stock, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the Common Stock exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (c) indebtedness that is secured by such person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Common Stock shall be included as a liability.

Category B ___	The Purchaser is (a) an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year or (b) a Retirement Account and the Retirement Account participant meets the tests in clause (a).

Category C ___	The Purchaser is a director, executive officer, or general partner of the Company which is issuing and selling the Shares, or any director, executive officer, or general partner of a general partner of the Company.

Category D ___	The Purchaser is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self-directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E ___	The Purchaser is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F ___	The Purchaser is either a corporation, partnership, Massachusetts or similar business trust, or limited liability company, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Shares and with total assets in excess of $5,000,000. (describe entity)

Category G ___	The Purchaser is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

Category H ___	The Purchaser is a revocable trust and the grantor is an accredited investor pursuant to the following category: _____________________

Category I ___	The Purchaser is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

Category J ___	The Purchaser is not within any of the categories above and is therefore not an accredited investor.

Category K ___	The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S of the United States Securities Act of 1933.

The Purchaser agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.